UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 27, 2010, Solera National Bank (the “Bank”), a national bank and a subsidiary of Solera National Bancorp, Inc. (the “Company”), provided notice to Robert J. Fenton and Mark J. Martinez that the Bank does not intend to renew their respective employment agreements in their current form which are scheduled to expire on September 10, 2010.  Pursuant to the terms of the employment agreements, absent notice of non-renewal, the employment agreements would have renewed annually for additional one-year terms.  Mr. Fenton currently serves as the Bank’s Executive Vice President, Chief Financial Officer and Chief Operating Officer and Mr. Martinez currently serves as the Bank’s Regional President and Senior Lending Officer.  Following the expiration of each employment agreement on September 10, 2010, Mr. Fenton and Mr. Martinez will each continue in his current position as an executive officer of the Bank and the Company as an employee at-will unless and until new employment agreements are negotiated between the Bank, the Company and the respective executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: August 16, 2010	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer